EXHIBIT 10.29	PROJECT #3

Rock of Ages Canada Inc.

Supplemental Retirement Plan for the President (DL)

Plan effective date: January 1, 2007

November 21, 2007

Table of contents

                                   1.         Plan summary

                                   2.         Introduction

                                   3.         Definitions

                                   4.         Eligibility

                                   5.         Contributions

                                   6.         Retirement date

                                   7.         Value of the Plan

                                   8.         Target defined benefit pension

                                   9.         Retirement benefit

                                   10.       Termination of employment benefit

                                   11.       Death benefit

                                   12.       Temporary absences

                                   13.       Termination for cause

                                   14.       Funding of the Plan

                                   15.       Future of the Plan; Termination or Modification

                                   16.       General provisions

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                        1.         Plan Summary

Sponsor (Company)	Rock of Ages Canada Inc.
Participant	Donald Labonté, President Born on September 8, 1961 Employment date: May 12, 1980 Date of entry: January 1, 2007
Company fiscal year end	December 31
Plan effective date	January 1, 2007
Normal retirement age	65
Basic Plan	The defined contribution plan registered with Revenue Canada under the number 584708
Employer	Rock of Ages Canada Inc.
Initial contribution	113 503,53 $
Plan type	Defined benefit plan (target)
Plan name	Supplemental Retirement Plan for the President (DL)

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2. Introduction

This supplemental retirement plan (the "Plan") has been established by a resolution of the Board of Directors of Rock of Ages Canada Inc. (the "Company" or "Employer") adopted on November 21, 2007. The effective date of the Plan is January 1, 2007.

The purpose of the Plan is to provide benefits on termination of employment, death or retirement for the Participant over and above the benefits the Participant will become entitled to under the Company's defined contribution employee pension plan referred to as the "Basic Plan" in the Plan summary.

Such benefits are in respect of the years the Participant has been in the service of the Employer.

3. Definitions

The following words and expressions will be given the meaning defined in this article and in the summary of the Plan unless it is obvious from the context that they are used with their common meaning.

3.01 Actuarially equivalent

Defined benefits for which the commuted values are equal.

3.02 Actuary

A fellow of the Canadian Institute of Actuaries designated by the Employer.

3.03 Benefit date

The date the benefits are required to be calculated under the Plan.

3.04 Best average salary

The average of the Participant's annual salaries for the best 3 consecutive years.

3.05 Commuted value

The lump sum equivalent to the defined benefits provided under the Plan, using the actuarial bases prescribed by the Canadian Institute of Actuaries, applicable at the time the lump sum is calculated.

3.06 Custodian

The financial institution chosen by the Employer to manage the assets of the trust fund, report to the authorities and pay the benefits.

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3.07 Employer

The Company whose name is given in the summary and who employs the Participant. The Employer is responsible for all the aspects of the administration of the Plan.

3.08 Normal retirement date

The first day of the month following normal retirement age specified in the Plan Summary.

3.09 Salary

The normal remuneration paid by the Employer to the Participant. The salary does not include bonuses or any kind of remuneration in excess of the normal remuneration.

3.10 Spouse

Same meaning as given by the Basic Plan.

3.11 Trust agreement

An agreement entered into between the Employer and the custodian concerning the investment of the trust fund and other duties of the custodian.

3.12 Trust fund

A fund created and maintained for the purpose of funding and paying the benefits provided by the Plan.

3.13 Years of credited service

Years of credited service are all the years the Participant has been in the service of the Employer from his most recent date of employment. Years of service cease to accrue on termination of employment, death or on retirement. Periods of temporary absence without remuneration are not included in the years of credited service.

4. Eligibility

Only the person referred to in the Plan Summary as the Participant is eligible to join this pension Plan.

5. Contributions

5.01 Employee contributions

No contributions are required or allowed by the Participant.

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5.02 Employer initial contribution

The Employer will pay before one year from the effective date, in respect of services rendered by the Participant between his employment date and his date of entry in the Plan an initial contribution in the amount stated in the Plan Summary.

5.03 Employer current service contribution

Commencing on the effective date of the Plan and continuing each year until the Participant's termination of employment, death or retirement, the Employer will pay in respect of the service rendered during the year a contribution in the amount of the excess, if any, of 13 % of the Participant's salary over the Employer's required normal contribution for the year to the Basic Plan.

The Employer's current service contributions are paid annually prior to the end of the year.

5.04 Employer additional contributions

If the Employer decides that it is appropriate to do so, it will have the Plan valued by an actuary to determine by how much the projected benefit at normal retirement will be off from the target defined benefit pension. Based on the results of the valuation report, the Employer may, at its sole discretion, make additional contributions without exceeding the contributions recommended by the actuary's report. Additional contributions by the Employer are completely voluntary and the Employer shall not be obligated to make any such additional contributions.

6. Retirement date

6.01 Normal retirement date

The normal retirement date is the first day of the month following the normal retirement age specified in the Plan Summary.

6.02 Early retirement date

The Participant may retire within 10 years preceding his normal retirement date.

6.03 Postponed retirement date

The Participant may postpone his retirement if he remains in the service of the Employer beyond his normal retirement date.

His retirement date will then be the first day of the month following the date he leaves the service of the Employer. The postponed retirement date may not be later than December 1 of the year the Participant reaches age 71.

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7. Value of the Plan

The value of the Plan is equal to the sum of all contributions including, if applicable, Employer additional contributions made to the Plan from the effective date to the benefit date together with any investment earnings on the assets of the Plan, less any expenses paid by the Plan if any and less any amount paid under the installment option. The value of the Plan includes any tax refundable by Revenue Canada.

8. Target defined benefit pension

The target defined benefit pension on any given benefit date is a pension the amount of which is calculated as follows:

2 % times the best average salary times the number of years of credited service.

The type of pension for the defined benefit pension is as follows:

Level (not indexed). Joint and last survivor, reducing to 60 % after the Participant's death and not before the end of the guaranteed period. Guaranteed period of at least 10 years.

The target defined benefit pension is actuarially reduced on early retirement if the benefit date is within 10 years of the normal retirement date.

The target defined benefit pension includes the pension which is actuarially equivalent to the value of the amount in the Basic Plan.

9. Retirement benefit

On early, normal or postponed retirement, the Participant is entitled to receive a lump sum equal to the value of the Plan or, if he finds it more convenient he may elect the installment option.

If the Participant elects the installment option, instead of paying the value of the Plan in a lump sum, the Plan will pay each year, for a period of 5 years, a percentage of the value of the Plan as follows:

Year 1 20% 2 25% 3 33 1/3% 4 50% 5 100%

The first installment will be payable within one month from the date of retirement and the following installments will be payable each year on the anniversary of the first installment.

If the Participant dies prior to the end of the installments, the value of the Plan will become payable to the Participant's beneficiary in a lump sum.

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10. Termination of employment benefit

If the Participant ceases to be employed by the Employer for a reason other than death, before becoming eligible to an early retirement, he is entitled to receive a lump sum equal to the value of the Plan.

11. Death benefit

On death of the Participant prior to his retirement, a death benefit equal to the value of the Plan becomes payable to his beneficiary.

12. Temporary absences

If the Participant is absent from work, with remuneration, the contributions to the Plan continue. If the Participant is absent from work without remuneration the contributions to the Plan cease and if after 24 months of such absence the Participant does not return to work he is deemed to have terminated employment and the benefits on termination of employment become payable.

13. Termination for cause

Notwithstanding the other provisions of this Plan, if the Participant ceases to be employed by the Employer and if the termination is at the request of the Employer and is due to gross negligence, wilful misconduct, improper behaviour for the function occupied or serious professional fault, no benefits will be payable from the Plan on such termination of employment.

14. Funding of the Plan

14.01 RCA

The Plan is funded as a retirement compensation arrangement as defined in article 248 of the Canadian Income Tax Act.

14.02 Expenses

Expenses for managing the assets of the Plan and custodian expenses are paid out of the assets of the Plan. Initial set up expenses are paid by the Employer. Other expenses, if any, are paid out of the assets of the Plan unless the Employer, at its sole discretion, elects to pay them.

14.03 Management of the trust fund

The investment of assets is done by the custodian according to the instructions provided by the Employer.

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14.04 Appointment of the Actuary

The Employer may appoint an Actuary for the Plan. The role of the Actuary would normally be as follows:

• value the defined benefit aspects of the Plan and report on the level of funding;

• determine the required contributions to reach the target;

•     for the defined contribution aspects of the Plan, project the income of the Participant at retirement and report on the success of the Plan in attaining its objectives and in meeting the reasonableness criteria of Revenue Canada;

• periodically analyse the performance of the assets of the Plan;

• update the rules of the Plan if necessary;

• provide illustrations to the Participant.

15. Future of the Plan; Termination or Modification

It is the intention of the Employer to maintain this Plan in force indefinitely while the Participant is in the service of Employer. Provided, however, the Employer reserves the right at all times and in its sole discretion to terminate the Plan or to modify it in whole or in part.  Such termination or modification may not reduce the benefits accumulated under the Plan prior to the date of such termination or modification without the prior written consent of the Participant.  This provision does not supersede or modify in any respect the Employer's right to terminate the Plan and the benefits payable hereunder for cause as provided in section 13 hereof.

16. General provisions

16.01 Applicable law

This Plan is to be interpreted in accordance with the laws of the province of Quebec.

16.02 Conflicting provisions

Any provision of the Trust agreement not compatible with the provisions contained in this document is void.

16.03 Proof of age

The Participant must submit evidence of age for himself and for any other person the pension payments are conditional on the survival of.

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16.04 No guarantee of employment

This Plan may not be interpreted as conferring to the Participant any guarantee of employment with the Employer and it may not be used in any way by the Employer to terminate the employment of the Participant.

16.05 Limitation of financial responsibility of the Employer

The assets in the trust fund are not assets of the Employer and the responsibility of the Employer is limited to the payment of the contributions as they become due.

16.06 Currency

All amounts payable to the Plan or by the Plan are payable in the Canadian legal currency.

16.07 Assignment or alienation

Unless otherwise stated in the law, the following cannot be assigned or alienated:

1. the value of the Plan; 2. any amount refunded or benefit paid under the Plan.

The rights of a person under the Plan cannot be assigned, charged, anticipated, given as security or surrendered.

16.08 Payment of benefits

The Participant may name a beneficiary to receive the benefits payable by the Plan after his death. The nomination of a beneficiary must be done in writing. It must be signed by the Participant and by a witness and filed with of Employer.

The benefits payable by the Plan while the Participant is alive are payable to the Participant. The benefits payable by the Plan after the Participant's death are payable to the beneficiary named by the Participant prior to his death or in the absence of a named beneficiary they are payable to the Participant's estate.

IN WITNESS WHEREOF, this Supplemental Retirement Plan for the President (DL) has been executed by the Employer as of the effective date hereof.
EMPLOYER:
ROCK OF AGES CANADA, INC.
______________________	By: /s/ Kurt M. Swenson
Witness	Kurt M. Swenson, Chairman & CEO

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The undersigned Participant has carefully reviewed this Plan and understands and accepts its terms as written:

PARTICIPANT

_____________________________	/s/ Donald Labonte
Witness	Donald Labonte

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